                                                                    Exhibit 15.1

November 4, 2004

Vornado Operating Company
210 Route 4 East
Paramus, New Jersey

We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Vornado Operating Company for the periods ended September 30, 2004 and 2003, as indicated in our report dated November 4, 2004; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 is incorporated by reference in:

             Registration Statement No. 333-40701 on Form S-11
             Registration Statement No. 333-77143 on Form S-8
             Registration Statement No. 333-68458 on Form S-8

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey